EXHIBIT 4.26
REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].

AMENDMENT: 04664/22

25TH AMENDMENT TO THE SOFTWARE DEVELOPMENT AND/OR IMPLEMENTATION SERVICES AGREEMENT

By this private instrument, on one side,

COMPASS.UOL TECNOLOGIA LTDA. (FORMERLY KNOWN AS COMPASSO TECNOLOGIA LTDA.), a company headquartered at Rua Coronel Chicuta, n.º 575, in the City of Passo Fundo, State of Rio Grande do Sul, enrolled with the Corporate Taxpayers' Registry ("CNPJ") under No. [*****], herein represented pursuant to its articles of association, hereinafter referred to as COMPASS.UOL, and on the other side,

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A., a company headquartered at Avenida Brigadeiro Faria Lima, nº 1384, 4º andar, Parte A, in the City of São Paulo, State of São Paulo, enrolled with the CNPJ/MF under No. [*****], herein represented pursuant to its articles of association, hereinafter referred to as CLIENT;

Whereas:

(i) As of June 15, 2019, the Parties executed the Software Development and/or Implementation Services Agreement ("Agreement"), for the provision of expert services on demand by COMPASSO, formalized through the Services Agreements, which are an integral part of the Agreement;

(ii) As of November 23, 2021, the Parties executed the Services Agreement No. 64, with the purpose of providing the allocation of a Squad of Professionals with knowledge on software development, working with agile dynamic, effective for twelve (12) months, starting on October 19, 2021 and ending on October 18, 2022 ("SA No. 64"); 64");

(iii) The Parties wish to include new services to the SA No. 64; 64;

The Parties hereby execute the 25th AMENDMENT TO THE SOFTWARE DEVELOPMENT AND/OR IMPLEMENTATION SERVICES AGREEMENT ("Agreement"), as per the following clauses and conditions:

SECTION 1 - PURPOSE

1.1 The purpose of this Amendment is to change the conditions of Service Agreement No. 64, to promote a downgrade in the **Squad of Professionals**, pursuant to the conditions established below.

1.1.1 The Services herein contracted shall be provided according to the specific form and conditions described in PagSeguro Proposal - Portfolio Commercial Systems, dated July/2022, which, upon due execution, will become an integral part of this amendment.

SECTION 2 - PRICES

2.1 Pursuant to the conditions described in section 1.1. above, the CLIENT shall pay to COMPASSO the monthly amount of **[*****]**.

2.2 The CLIENT represents to accept the new prices and they shall be billed after the start date of the provision of the services, from July 18, 2022, for the period of [*****].

AMENDMENT: 04664/22

SECTION 3 - GENERAL PROVISIONS

3.1 The Parties, including their Witnesses, acknowledge that electronic, digital, and computerized signatures are valid and fully effective, constituting an extrajudicial enforcement instrument for all legal purposes, even if such signatures or certifications are not under ICP-Brazil standards, pursuant to the provisions in paragraphs of Article 10 of the Provisional Measure No. 2,200/2001 in force in Brazil. Therefore, this Agreement, as well as the Proposal, its exhibits and amendments may be executed through such means.

3.2 The Parties agree that, regardless of the execution date hereof, its effects shall relate back to the date of July 18, 2022.

IN WITNESS WHEREOF, the Parties have executed this Amendment in two (02) counterparts, same in form and content, in the presence of the undersigned witnesses.

São Paulo, September 6, 2022.

COMPASS.UOL TECNOLOGIA LTDA.

DocuSigned by: Cleyton de Almeida Ferreira
4CFB25988A3448C...
Name: Cleyton de Almeida Ferreira
ID No.: [*****]

DocuSigned by: Marcelo Ivaldo da Silva
AF8BD9CB8E8E43A...
Name: Marcelo Ivaldo da Silva
ID No.: [*****]

PAGSEGURO INTERNET INSTITUIÇÃO DE PAGAMENTO S.A.

DocuSigned by: Artur Gaulke Schunck
67A9FA4BE32D493...
Name: Artur Gaulke Schunck
ID No.: [*****]

DocuSigned by:
777C90E710EF4A4...
Name: Renato Bertozzo Duarte
ID No.: [*****]

Witnesses:

DocuSigned by: Adriano Alves Dornelas
A35C7E747472469...
Name: Adriano Alves Dornelas
ID No.: [*****]

DocuSigned by: Andrea Spolavori Perez
334353F78C9F447...
Name: Andrea Spolavori Perez
ID No.: [*****]

DS

[*****] Confidential information redacted